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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT


                           -------------------------


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                           -------------------------

                       DATE OF REPORT: December 23, 1999
                       (Date of earliest event reported)


                          PHOTOGEN TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)


           NEVADA                           0-23553              36-4010347
(State or other jurisdiction       (Commission File Number)    (I.R.S. Employer
of incorporation or                                          Identification No.)
organization)

     7327 OAK RIDGE HIGHWAY, SUITE B
     KNOXVILLE, TENNESSEE                                        37931
     (Address of principal executive offices)                    (Zip Code)

                                 (423) 769-4011
              (Registrant's telephone number including area code)


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ITEM 5.    OTHER EVENTS.

           Photogen Technologies, Inc. (the "Company") is conducting a private placement of Series B Convertible Preferred Stock to selected accredited investors. The Company intends to price and close its private placement of Series B Convertible Preferred Stock in January, 2000, and not in the fourth quarter of 1999 as the Company stated in its Form 10-QSB for the quarter ended September 30, 1999. Those statements in the Company's third quarter Form 10-QSB (see Item 2: "Management's Discussion and Analysis -- Liquidity; Capital Resources," "-- Plan of Operation" and Item 3: "Other Information -- Risk Factors") should be considered in light of this updated information.

           Statements in this Form 8-K that are not strictly historical are "forward-looking" statements that are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, which may cause the Company's actual results in the future to differ materially from expected results. These risks are qualified in their entirety by cautionary language and risk factors set forth in the Company's Report on Form 10-QSB for the quarter ended September 30, 1999 filed with the Securities and Exchange Commission.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         Photogen Technologies, Inc.


                                         By: /s/ John Smolik
                                             -----------------------------
                                             John Smolik, President

Date: December 23, 1999